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                                                                     EXHIBIT 5.1



                                August 28, 2000



Texas Instruments Incorporated
12500 TI Boulevard
P.O. Box 660199
Dallas, Texas 75266-0199

Ladies and Gentlemen:

     We have acted as counsel to Texas Instruments Incorporated, a Delaware corporation (the "Company"), in connection with the preparation and filing by the Company with the Securities and Exchange Commission of a Registration Statement on Form S-8 (as amended, the "Registration Statement") under the Securities Act of 1933, as amended, relating to the proposed offering of up to 166,058,332 shares of the common stock, $1.00 par value, of the Company (the "Shares"), pursuant to the exercise of stock options, restricted stock awards, performance units, and other stock-based awards ("Options") granted under the Company's 2000 Long-term Incentive Plan (the "TI Plan") and Burr-Brown Corporation 1993 Stock Incentive Plan (the "Assumed Plan," together with the TI Plan, the "Plans").

     In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Restated Certificate of Incorporation of the Company and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

     In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been

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Texas Instruments Incorporated
August 28, 2000
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independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

     Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the Shares are duly authorized and, when issued and delivered upon the exercise of Options in accordance with the terms of the Plans, will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus forming a part of the Registration Statement.

                                       Very truly yours,

                                       /s/ WEIL, GOTSHAL & MANGES LLP